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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 27, 2002 relating to the financial statements of Interface Data Systems, Inc. for the year ended June 29, 2002, which appear in White Electronic Designs Corporation's Registration Statement on Form S-3 (File No. 333-105754).


/s/ Nelson Lambson & Co., PLC

NELSON LAMBSON & CO., PLC

Mesa, Arizona
July 2, 2003